As filed with the Securities and Exchange Commission on October 7, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pure Storage, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	27-1069557
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

650 Castro Street, Suite 400

Mountain View, California 94041

(800) 379-7873

(Address of principal executive offices) (Zip code)

Pure Storage, Inc. 2009 Equity Incentive Plan

Pure Storage, Inc. 2015 Equity Incentive Plan

Pure Storage, Inc. 2015 Employee Stock Purchase Plan

(Full titles of the plans)

Scott Dietzen

Chief Executive Officer

Pure Storage, Inc.

650 Castro Street, Suite 400

Mountain View, California 94041

(800) 379-7873

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mark P. Tanoury John T. McKenna Seth J. Gottlieb Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Joseph FitzGerald Vice President & General Counsel Todd Wheeler Pure Storage, Inc. 650 Castro Street, Suite 400 Mountain View, California 94041 (800) 379-7873

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share
– 2015 Equity Incentive Plan	27,000,000 (2)(3)	$17.00 (8)	$459,000,000.00	$46,222.00
– 2015 Employee Stock Purchase Plan	3,500,000 (4)(5)	$14.45 (9)	$ 50,575,000.00	$ 5,093.00
– 2009 Equity Incentive Plan	68,531,795 (6)	$ — (10)	$—	$—
Class B Common Stock, par value $0.0001 per share
– 2009 Equity Incentive Plan	68,531,795 (7)	$ 6.21 (11)	$425,582,446.95	$42,857.00
Total	167,563,590		$935,157,446.95	$94,172.00

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class A or Class B common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A or Class B common stock, as applicable.
(2)	Represents (i) 507,500 shares reserved for future issuance pursuant to outstanding stock options and restricted stock unit awards under the Registrant’s 2015 Equity Incentive Plan (the “2015 Plan”) and (ii) 26,492,500 shares of Class A common stock reserved for future issuance under the 2015 Plan.
(3)	The number of shares of Class A common stock reserved for issuance under the 2015 Plan will automatically increase on February 1st of each calendar year, from February 1, 2016 through February 1, 2025, in an amount equal to 5% of the total number of shares of the Registrant’s capital stock outstanding on the last day of the calendar month prior to the date of each automatic increase, or a lesser number of shares determined by the Registrant’s board of directors.
(4)	Represents shares of Class A common stock reserved for future issuance under the Registrant’s 2015 Employee Stock Purchase Plan (the “2015 ESPP”).
(5)	The number of shares of Class A common stock reserved for issuance under the 2015 ESPP will automatically increase on February 1st of each calendar year, from February 1, 2016 through February 1, 2025, by the lesser of (1) 1% of the total number of shares of the Registrant’s capital stock outstanding on the last day of the calendar month prior to the date of the automatic increase, and (2) 3,500,000 shares; provided that prior to the date of any such increase, the Registrant’s board of directors may determine that such increase will be less than the amount set forth in clauses (1) and (2).
(6)	Represents shares of Class A common stock issuable upon conversion of Class B common stock underlying options outstanding under the Registrant’s 2009 Equity Incentive Plan (the “2009 Plan”) as of the date of this Registration Statement.
(7)	Represents shares of Class B common stock reserved for future issuance pursuant to outstanding stock options under the 2009 Plan as of the date of this Registration Statement.
(8)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the initial public offering price of 17.00 per share of Class A common stock as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-206312) declared effective on October 6, 2015.
(9)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the initial public offering price of $17.00 per share of Class A common stock as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-206312) declared effective on October 6, 2015 multiplied by 85%, the percentage of the price per share applicable to purchases under the 2015 ESPP.
(10)	Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A common stock issuable upon conversion of shares of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Class B common stock.
(11)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding stock options granted pursuant to the 2009 Plan.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Pure Storage, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus filed on October 7, 2015 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-206312), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The description of the Registrant’s Class A Common Stock which is contained in a registration statement on Form 8-A filed on September 25, 2015 (File No. 001-37570) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

See the description of the Registrant’s Class A and Class B common stock contained in the Registration Statement on Form S-1 (File No. 333-206312).

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation that will be in effect upon the closing of the initial public offering permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws that will be in effect upon the closing of the initial public offering provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended, as currently in effect.	S-1	333-206312	3.1	September 9, 2015

4.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the closing of the Registrant’s initial public offering.	S-1	333-206312	3.2	September 9, 2015

4.3	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-206312	3.3	August 12, 2015

4.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the closing of the Registrant’s initial public offering.	S-1	333-206312	3.4	September 9, 2015

4.5	Form of Class A Common Stock Certificate.	S-1	333-206312	4.1	August 12, 2015

4.6*	Form of Class B Common Stock Certificate.

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Pure Storage, Inc. Amended and Restated 2009 Equity Incentive Plan.	S-1	333-206312	10.2	August 12, 2015

99.2	Forms of Grant Notice, Stock Option Agreement and Notice of Exercise under the Pure Storage, Inc. 2009 Equity Incentive Plan.	S-1	333-206312	10.3	August 12, 2015

99.3	Pure Storage, Inc. 2015 Equity Incentive Plan.	S-1	333-206312	10.4	September 9, 2015

99.4	Forms of Grant Notice, Stock Option Agreement and Notice of Exercise under the Pure Storage, Inc. 2015 Equity Incentive Plan.	S-1	333-206312	10.5	September 24, 2015

99.5	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Pure Storage, Inc. 2015 Equity Incentive Plan.	S-1	333-206312	10.6	September 24, 2015

99.6	Pure Storage, Inc. 2015 Employee Stock Purchase Plan.	S-1	333-206312	10.7	September 9, 2015

*	Filed herewith

ITEM 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 7th day of October, 2015.

PURE STORAGE, INC.

By:	/s/ Scott Dietzen
Scott Dietzen
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Dietzen and Timothy Riitters, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Dietzen Scott Dietzen	Chief Executive Officer and Director (Principal Executive Officer)	October 7, 2015

/s/ Timothy Riitters Timothy Riitters	Chief Financial Officer (Principal Financial and Accounting Officer)	October 7, 2015

/s/ John Colgrove John Colgrove	Chief Technology Officer and Co-Chairman	October 7, 2015

/s/ Mike Speiser Mike Speiser	Co-Chairman	October 7, 2015

/s/ Aneel Bhusri Aneel Bhusri	Director	October 7, 2015

/s/ Mark Garrett Mark Garrett	Director	October 7, 2015

/s/ Anita M. Sands Anita M. Sands	Director	October 7, 2015

/s/ Frank Slootman Frank Slootman	Director	October 7, 2015

/s/ Michelangelo Volpi Michelangelo Volpi	Director	October 7, 2015

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended, as currently in effect.	S-1	333-206312	3.1	September 9, 2015

4.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the closing of the Registrant’s initial public offering.	S-1	333-206312	3.2	September 9, 2015

4.3	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-206312	3.3	August 12, 2015

4.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the closing of the Registrant’s initial public offering.	S-1	333-206312	3.4	September 9, 2015

4.5	Form of Class A Common Stock Certificate.	S-1	333-206312	4.1	August 12, 2015

4.6*	Form of Class B Common Stock Certificate.

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Pure Storage, Inc. Amended and Restated 2009 Equity Incentive Plan.	S-1	333-206312	10.2	August 12, 2015

99.2	Forms of Grant Notice, Stock Option Agreement and Notice of Exercise under the Pure Storage, Inc. 2009 Equity Incentive Plan.	S-1	333-206312	10.3	August 12, 2015

99.3	Pure Storage, Inc. 2015 Equity Incentive Plan.	S-1	333-206312	10.4	September 9, 2015

99.4	Forms of Grant Notice, Stock Option Agreement and Notice of Exercise under the Pure Storage, Inc. 2015 Equity Incentive Plan.	S-1	333-206312	10.5	September 24, 2015

99.5	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Pure Storage, Inc. 2015 Equity Incentive Plan.	S-1	333-206312	10.6	September 24, 2015

99.6	Pure Storage, Inc. 2015 Employee Stock Purchase Plan.	S-1	333-206312	10.7	September 9, 2015

*	Filed herewith